EXHIBIT 8.02

LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement”) is dated as of September 27, 2016 (the “Effective Date”), by and between FUTURE WORLD GROUP, INC. (the “Borrower”) and SKY ROVER HOLDINGS, LTD. (the “Lender”).

WHEREAS, Lender desires to loan to Borrower, and the Borrower desires to borrow from Lender, upon the terms and subject to the conditions contained herein and in the Promissory Note, a total of Two Million United States Dollars ($2,000,000) in the form attached hereto as Exhibit A (the “Note”), subject to the terms and provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1

Issuance of Note.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the sum of $2,000,000, as evidenced by the Note, as more specifically set forth herein, and as set forth in the terms of the Note, the form of which is attached as Exhibit A.

2

Representations and Warranties of the Undersigned Lender.

The undersigned Lender hereby represents and warrants to the Borrower as follows:

(a)

The Lender (i) is over the age of 21 (if an individual); (ii) has adequate means of providing for the Lender's current needs and possible contingencies, and  has no need for liquidity of the Lender's investment in the Borrower; (iii) can bear the economic risk of losing the Lender's entire investment therein; (iv) has such knowledge and experience in business and financial matters, alone or with a purchaser representative, that the Lender is capable of evaluating the relative risks and merits of this investment; (v) understands the speculative nature and uncertainty of the Borrower's business; and (vi) understands that the Lender can lose the entire investment.

(b)

The Lender acknowledges that the securities offered herein have not been and are not being registered under the Act, and that the stock certificate received by the Lender, if and when the Note is converted into common shares, will bear a legend indicating that transfer of these securities is restricted by reason of the fact that the said securities have not been so registered.

(c)

The Lender represents that these Securities are being acquired for his, her or its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities (or underlying securities) for any particular event or circumstances, except for selling, transferring or disposing of said Securities in full compliance with all applicable provisions of the Act and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.  The Lender further understands and agrees that such Securities may be sold only if they are subsequently registered under the Act or an exemption from such registration is available, and that any routine sales of securities made in reliance upon Rule 144 may be made only after the holding period specified in that Rule, and only in the amounts set forth in and pursuant to the other terms and conditions of that Rule.  The Lender understands that a stop order will be placed on the book and records of the transfer agent regarding the Securities.

(d)

The address set forth below is the Lender's (if an individual) true and correct residence, and the Lender has no present intention of becoming a resident of any other state or jurisdiction prior to the date on which payment in full for the Securities will be made.  If the Lender is a partnership, corporation or other entity, such address is such entity's principal place of business.

(e)

The Lender's execution and delivery of this Agreement has been duly authorized by all necessary legal action.  If the Lender is a corporation or partnership, the Lender is a duly organized and validly existing legal entity under the laws of its state of organization.

(f)

The Lender has reviewed this Note Agreement.

(g)

The Lender is an "ACCREDITED INVESTOR” as that term is defined in the SEC’s Rules and Regulations, by reason that its sole shareholder, Mr. Lei Pei, is an Executive Officer and a Director of the Borrower.

(h)

The Lender has been afforded the opportunity to ask questions of and receive answers from the Borrower concerning the terms and conditions of the offering and the business of the Borrower, and to obtain any additional information which the Borrower possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; the Lender desires no more information;

(i)

There are substantial restrictions on the transferability of the Securities.  Each of the certificates representing shares acquired by the Lender upon conversion of the Note will bear in substance the following legend:

"These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold or transferred in the absence of an effective Registration Statement under that Act without an opinion of counsel satisfactory to the Borrower that such Registration is not required."

(j)

The Lender will not transfer or assign this Note Agreement, or any interest of the Lender herein, and the assignment and transferability of the Securities acquired pursuant hereto shall be made only in accordance with the provisions of this Agreement, the Act and Regulations thereunder and applicable state securities laws.

(k)

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date upon which the Borrower signs this Note Agreement (the "Closing Date").  If, in any respect, such representations and warranties shall not be true and accurate prior to the Closing Date, the Lender shall give written notice of such fact to the Borrower, specifying which representations and warranties are not true and accurate and the reasons therefor, if any.

5.

Validity of Shares.

The Borrower represents and warrants to the Lender that upon the issuance of the Borrower’s common shares upon conversion of the Note, the shares will be duly authorized, validly issued and fully paid, and the Lender will receive good and valid title to such shares free and clear of any pledges, security interests, liens, charges or encumbrance of any kind (other than the restrictions on transfer set forth in this Note Agreement or under applicable securities laws).

6.

Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Lender:	SKY ROVER HOLDINGS, LTD.
Attn: Lei Pei, CEO
301 South Brea Canyon Road
Walnut, CA 91789

If to the Borrower or Guarantor:	Future World Group, Inc.
5812 Temple City Blvd, #317
Temple City, CA 91780
Attention: Lester Pei, CEO

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

7.

Entire Agreement. This Agreement and the Note, when signed, (i) are valid, binding and enforceable against the Borrower and Lender and their respective legal representatives, successors and permitted assigns in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Borrower and Lender. No promises, either expressed or implied, exist between the Borrower and Lender, unless contained herein or in the Note, which is incorporated herein by this reference.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

8.

WAIVER OF JURY TRIAL.  LENDER AND THE BORROWER AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN.

9.

MANDATORY FORUM SELECTION. TO INDUCE LENDER TO MAKE THE NOTE, THE BORROWER IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN CARSON CITY, NEVADA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEVADA LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY

STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

10.

Assignability. Lender may at any time assign Lender’s rights in this Agreement and the Note, or any part thereof.  The Borrower may not sell or assign this Agreement or the Note, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld or conditioned in Lender’s sole and absolute discretion.

11.

Governing Law.  This Agreement and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

12.

Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.

Survival of Borrower’s Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its obligations to Lender hereunder and the Note, and Lender has been indefeasibly paid in full.

14.

Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed as of the date and year set forth above.

BORROWER:

FUTURE WORLD GROUP, INC.

By:  /s/ Lester Per

Name: Lester Pei

Title: CEO

LENDER:

SKY ROVER HOLDINGS, LTD.

By: /s/ Lester Pei

Name: Lester Pei

Title: CEO